UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/18/2008

Dynavax Technologies Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2929 Seventh Street, Suite 100
Berkeley, CA 94710-2753
(Address of principal executive offices, including zip code)

(510) 848-5100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

On December 19, 2008, Dynavax Technologies Corporation (the "Company") announced the termination of an exclusive license and development collaboration agreement and a related manufacturing agreement (the "Collaboration Arrangement") with Merck & Co., Inc. ("Merck") for HEPLISAV(TM), a Phase 3 hepatitis B virus vaccine. On December 18, 2008, Merck provided notice of its termination of the Collaboration Arrangement between the Company and Merck previously entered into on October 31, 2007. As a result of the termination, all development, manufacturing and commercialization rights to HEPLISAV revert to Dynavax. Merck is obligated to make certain mutually agreed upon payments to Dynavax for the winding down or continuation of the program by Dynavax in the period following Merck's written notice of termination.

As a result of the termination of the Collaboration Arrangement, Dynavax anticipates that it will accelerate the recognition of approximately $31 million of non-cash revenue previously reported as deferred revenue.

The Company disclosed the material terms of the Collaboration Arrangement and filed copies of the agreements in its Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 17, 2008.

The foregoing description is qualified in its entirety by reference to the Company's press release dated December 19, 2008, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This current report contains "forward-looking statements," regarding management's expectations, beliefs, goals, plans or the Company's prospects, future financial position, future revenues and projected costs, including the amount of payments that the Company may receive in connection with the termination of the Collaboration Arrangement, timing of recognition of approximately $31 million in revenue and the Company's ability to continue with the program are based upon a number of assumptions, and actual results may materially differ. The Company may also incur material charges not currently contemplated due to events that may occur as a result of, or associated with, the termination. These and other risks are described in greater detail in the "Risk Factors" section of our Quarterly Report on Form 10-Q. The Company undertakes no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

Item 8.01.    Other Events

See Item 1.02

On December 19, 2008, Dynavax issued a press release entitled "Dynavax Announces Termination of Partnership with Merck for HEPLISAV(TM) Hepatitis B Vaccine." A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibit
Exhibit No.        Description
99.1               Press Release, dated December 19, 2008, Dynavax issued a press release entitled "Dynavax Announces Termination of Partnership with Merck for HEPLISAV(TM) Hepatitis B Vaccine."

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation

Date: December 19, 2008	By:	/s/ Michael S. Ostrach
Michael S. Ostrach
Vice President, Chief Business Officer and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated December 19, 2008, Dynavax issued a press release entitled "Dynavax Announces Termination of Partnership with Merck for HEPLISAV(TM) Hepatitis B Vaccine."